BRICKS TO CLICKS SERVICE & LICENSING AGREEMENT

Agreement made as of _______________ (Date) between EACC claims.com, Inc. (eacc) with offices located at 2708 Alt. 19 North, Suite 604, Palm Harbor, Florida and _____________________________________ ("Client") with offices located at
__________________________________________________________________________
___________________________.

As follows:

Whereas EACC provides certain online application claims management services and has developed a nationwide network of vehicle repair Vendors and a system of cooperation between EACC and its Vendors to furnish economical, quality, and efficient vehicle repairs or appraisals for EACC and its clients and whereas Client is engaged in the business of providing physical damage insurance to its Customers, FACC and client agree as follows:

1.       Definitions:
         -----------

         When used in the Agreement the following terms have these meanings:

         B2C SYSTEM BRICKS TO CLICKS SYSTEM- EACC's proprietary nationwide Internet Claims Management application providing the administration, estimating, auditing, appraising and management of physical damage repair to vehicles via a network of contracted vendors.

         Customer          The client's insured, or third party claimant.

         Vendor A motor vehicle repair facility, rental agency, appraiser, glass replacement company, salvage facility or other facility providing Vehicle related services.

         Repairs           Physical damage or mechanical repairs of vehicles.

         Vehicles          As listed on Appendix B.

2.       Client Agrees To:
         ----------------

          a. Designate EACC as its agent to administer repair appraisals services and procedures on behalf of Client as listed in Appendix A.

          b. Communicate to EACC by way of B2C assignment application (or similar) form, the names, phone numbers and all pertinent information on all the Client's Customers who have reported an accident and are using, the EACC's member network in order that EACC can follow-up on all assignments, to perform audit's on network estimates and provide an explanation of the benefits of making use of the B2C system.

          c. Assign _______________ claims as a minim number of monthly customer appraisal assignments utilizing the B2C SYSTEM for estimating, auditing and appraisals in all accordance with Appendix A.

          d. Communicate daily via the B2C "Data Repair Center" to EACC, repair or denial confirmations for each claim as per Appendix A.

          e. Pay EACC for all repair services rendered as listed in Article 4 (compensation) within seven (7) days of the invoice date.


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          f.   Pay EACC for all file  management  fees for  service  rendered as listed in Article 4 (compensation) within fifteen 15 days of the monthly "batch" invoice or seven (7) days of the individual claim invoice date, as per Appendix A.

          g. Hold-harmless and indemnify EACC from any claims or judgments as a result of EACC following the claims or claims auditing guidelines set by the Client Inclusive but not limited to the use of aftermarket parts.

          h. Not in any way duplicate the B2C SYSTEM provided by EACC, or will compensate EACC for damages, unless otherwise agreed to in writing.

          i. Not demonstrate, give access or show the B2C SYSTEM to any outside vendor, competitor or any non-Client personnel or Client will accept the responsibility for damages as set forth in paragraph I-L unless agreed to in writing by EACC.

          j. Not-disclose any information regarding the B2C SYSTEM to any outside vendors, EACC competitors or any non-Client personnel, or Client will be held responsible for damages, unless agreed to in writing by EACC.

          k. Use the application as it is provided and understands and agrees that client will not. make any changes to the application and agrees they are being licensed to use the B2C SYSTEM at the SOLE discretion of EACC and or as described in this contract.

          l.   Adhere to procedures as set forth in Appendix A.

3.       EACC Agrees To:
         --------------

          a. Maintain and make available to Client and its Customers, a toll-free telephone number, which shall be operated by EACC personnel from 8 a.m. to at least 8 p.m. (Eastern Standard Time) Monday through Friday except for national holidays.

          b. Maintain a network of quality physical damage repair Vendors in those states and cities where Client has insured Customers. In the event no Vendor is available to a Customer, EACC shall either obtain a Vendor within twenty-four (24) hours, or assign the claim to an Independent Adjuster, as agreed to by the Client, and notify the Client of the status change via the B2C SYSTEM.

          c. Monitor all Vendors for timely repairs, quality workmanship, and courtesy. Any Vendor not providing consistent quality service shall be terminated and replaced with a quality Vendor.

          d. Make certain that all Vendors maintain legally required insurance and proper equipment to serve the public in the capacity of a vehicle physical damage repair facility in the city and state where Vendor is located.

          e. Provide electronic audits on all B2C SYSTEM estimates received from Vendors (except total losses). EACC shall obtain an agreed repair price from the network vendor on estimates prior to approving or seeking repair approval from Client

          f Provide a warranty on the quality of all physical damage repairs, original equipment manufactured (OEM) replacement body parts, labor, paint and materials shall be warranted for as long as the Customer owns the Vehicle. This warranty is exclusive of normal wear and tear on replacement parts. All other parts carry the normal market warranty.

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          g.   Agrees to not in anyway  "Steer"  the  Clients  customer to use a repair shop for the vehicle repairs and to clearly state to the Clients Customer that they are NOT required to use the B2C SYSTEM vendor.

          h. Pay ail vendors for authorized services preformed, in full within the Vendors contracted timeline.

          i. Obligate Vendors to provide at least two (2) weeks free storage when necessary to Client and/or Customers.

          j.   Adhere to procedures as set forth in Appendix A.

4.       Compensation
         ------------

         Client shall pay EACC a contracted file management fee of fifty dollars ($50) for each estimate performed for the Client that utilizes the EACC B2C SYSTEM network in accordance with Appendix A.

          o Should the Clients Customer decide to utilize the B2C SYSTEM network vendor for repairs, the file management fee will be reduced to twenty-five dollars ($25) per estimate.

          o Should the Clients customer decide to utilize the B2C SYSTEM network vendor for repairs and the claim is assigned "Approved", the file management fee will be reduced from the original fifty-dollar ($50) fee to fifteen dollars ($15) per estimate.

         ALL FILE MANAGEMENT FEES ARE BASED ON THE CONTRACTED VOLUME STATED NUMBER 2, PARAGRAPH C. NON-COMPLIANCE WILL RESULT IN AN ADDITIONAL FILE MAN AGENT FEE OF FINE DOLLARS ($.5) PER FILE.

         Client shall pay EACC for all Client requested re-inspections by Independent Adjusters. Re-inspection fees shall be billed at the pass through rate charged by the vendor.

         EACC shall invoice Client on a per file basis for all repairs/losses being repaired at a B2C SYSTEM network vendor, as they are incurred. Client shall remit to EACC payment. for said invoice within seven (7) days of the invoice date.

         EACC will "Batch" invoice the Client on a monthly basis for all file management fees incurred, at the clients request. Client shall remit to EACC payment for said invoice within fifteen (15) days of the date of the invoice.

         All payments to Vendors for Repairs shall be the responsibility of EACC except Customers shall be responsible for payment of deductible and betterments.

         EACC shall "pass-through" to the Clients Customer any payments made to EACC for repairs planed but NOT preformed as originally requested by the Customer. It is understood that the Customer may and has the right to change their decision to use a B2C SYSTEM network vendor without any penalty. EACC shall begin processing any such claim immediately upon discovery.

5.       Confidential Matter
         -------------------

         Client understands that the EACC Vendor network is proprietary and has incurred much expense. Therefore, Client shall not, and shall be responsible for ensuring that its employees, agents, and representatives shall not, knowingly disclose, reveal, or otherwise use for any purpose other than the limited purpose of performing its obligations under this Agreement, any information of any type concerning EACC, including, and without limitation, any management information or Vendor network or proprietary information, or any information regarding EACC's practices, procedures, strategies, organization  or  profits.  If  Client  makes  any  copies  of any such

                                       3
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         information  that is  provided in  documentary  form,  or prepares  any notes, memoranda or other documents setting forth the same, all of such copies, notes, memoranda other documents and all copies of the same, and all documents furnished to Client by EACC and all copies of the same, shall be turned over to EACC or destroyed immediately upon the termination of this agreement.

6.       Term
         ----

         This Agreement shall commence on ________________ and shall terminate at the close of business on _________________________. However, during the first ninety (90) days of the term hereof the Client or EACC may terminate this agreement for any reason whatsoever, and whether for cause or without. However, during the initial term of ninety (90) days Client shall, on a best effort basis, refer to EACC a minimum of ____________________ (___) claims per business day. After the initial ninety (90) day period expires, Client agrees that it shall utilize the EACC B2C SYSTEM for the remainder of this agreement and for the minimum monthly number of claims as earlier stated. If either party wishes to exercise its right to terminate this Agreement during the initial ninety (9(i) day period of the term hereof, such party must deliver to the other party written notice to such effect In order to be effective, such notice must be delivered by US mail postage paid, certified and return receipt requested, and must be deposited in the mail on or before the ninety-first (91) day of the term hereof (the date hereof being the purposes of making such determination the first day of the term hereof). Termination hereof shall be effective five (5) days after such notice has been so deposited in the. mail.

         Except as provided in Article 8, if notice of termination is not given by either party during the initial ninety (90) day period in the manner set forth in the preceding paragraph, the Agreement shall remain in full force and effect for its full term.

7.       Upon Termination
         ----------------

         Client understands that EACC's network is unique insofar that no other company has the identical network of repair facilities. Therefore, after termination of this Agreement either for cause or without, Client acknowledges and agrees; that Client, its employees, agents, and representatives shall not knowingly, for a period of one year, direct any of its Customer to any Vendor that is (a) under contract with EACC and b) located in an area where there are more than fare (5) automobile body repairing and painting Vendors listed in the "Yellow Pages" distributed in such area.

8.       Termination for Cause
         ---------------------

         Either party may terminate this Agreement for cause. Cause shall be defined as the other party not performing any of its obligations hereunder within 10 days after receipt of a default notice. In any event neither party hereto shall intentionally attempt to impede the performance hereunder of the other party hereto.

         If either party wishes to exercise its right to terminate this Agreement for cause, such party shall provide the other party hereto with written notice to such effect which notice shall be given in the same manner as the written notice referred to in paragraph 6 hereof, and termination hereof shall be effective fifteen (15) days after such notice has been so deposited.

9.       Exclusivity
         -----------

         Client understands that EACC is limited with respect to the number of instance companies and/or Third Party Administrators (TPA's) that it will be able to service by virtue of the capacity of its Vendor network. As EACC has no intention of overloading its Vendors to a point where quality of service shall be diminished, EACC shall accept only that amount of business its Vendors will be able to service properly. Bemuse EACC will only solicit a limited number of insurance companies, it will be foregoing opportunities with other insurance companies/TPA's. For this reason, Client agrees that during the term of this Agreement, Client will not utilize any person or entity other than EACC to perform any actions that are the same as those contemplated to the performed by EACC hereunder.

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


10.      Client Acknowledgment
         ---------------------

         Client acknowledges the FACC receives fees from its Vendors that participate in its proprietary program. The fees paid may be in a flat annual fee, a fee based upon the volume of repairs, a fee based upon the dollar value of repairs, and/or a monthly fee plus a percentage of the dollar value of repairs, and/or a monthly fee plus a fee based upon the number of repairs. Fees received from particular Vendors may vary from time to time.

11.      Governing Law
         -------------

         The validity, interpretation and performance of this Agreement will be controlled by and construed under the laws of the State of Florida,

12.      Indemnification
         ---------------

         Client agrees to defend and hold harmless F-ACC from and against any and all claims, demands, costs, and liabilities, including reasonable attorney's fees, made or charged against EACC and arising from Client's breach of any of its obligations hereunder.

         EACC agrees to defend and hold harmless Client from and against any and all claims, demands, costs and liabilities, including reasonable attorney's fees, made or charged against Client that arise from the acts of F-ACC and/or its Vendors only to the extent that EACC and/or Client are covered for such claims, demands, costs and liabilities, including reasonable attorney's fees, under EACC's then current Efforts and Omissions and/or Liability insurance policies. EACC s&-at not be liable for any other damages.

13.      Assignment
         ----------

         This Agreement may not be assigned by Client without the written consent of EACC, which consent shall not be unreasonably withheld.

14.      Severability
         ------------

         If any provision of this Agreement shall be held invalid or unenforceable, such invalidity or unenforceability shall attach only to such provision and shall not affect or render invalid or unenforceable any other provision of this Agreement, and this Agreement shall be performed as if such invalid or unenforceable provision were not contained herein.

15.      Independent Contractors
         -----------------------

         Each party shall undertake its performance under this Agreement as an independent contractor. Neither party shall have the authority to bind or obligate the other without the others written consent except as may be otherwise provided for in this Agreement

16.      Notice
         ------

         Notices to Client shall be made to the following address:

         -------------------------------------
         -------------------------------------

         Notices to EACC shall be mailed to the following address:

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


                  eAutoclaims.com
         Attn:    Eric Seidel, President/CEO
                  2708 Alt. 19 North, Suite 604
                  Palm Harbor, Florida  34683

         All notices required or permitted hereunder shall be in writing and shall be deemed to be properly given when personally delivered to a party or to any officer or designated representative of a party entitled to receive the notice or, five (5) days after mailing when sent by certified or registered first class mail, postage prepaid, properly addressed to the party entitled to receive such notice at the address set forth above.

17.      Entire Agreement
         ----------------

         This document contains the entire Agreement between the parties with respect to the matters set forth herein and may not be changed or terminated orally. No amendment or modification of this Agreement shall be valid and binding unless made in writing and signed by the party against whom enforcement then.-of is sought.

         IN WITNESS WHEREOF, the parties hereto have made and executed this Agreement as of the day and year first above written.

EAUTOCLAIMS.COM, INC.                       COMPANY NAME
By:      _______________________________    By:      ___________________________
Title:   _______________________________    Title:   ___________________________
Date:    _______________________________    Date:    ___________________________



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                                   APPENDIX A

                              B2C SYSTEM PROCEDURE

                                   APPENDIX B

             VEHICLES THAT CAN BE SERVICED BY OUR REPAIR FACILITIES
             ------------------------------------------------------

1.   All standard passenger cars.

2.   All station wagons.

3.   All sport utility vehicles (Blazer, Broncos)

4. Pick-up trucks including 4-wheel drive, extended cabs, crew cabs and long beds up to and including one ton trucks

5. All cargo and passenger vans including extended body and high cube vans up to and including one-ton vans.

            VEHICLES THAT CANNOT BE SERVICED BY OUR REPAIR FACILITIES
            ---------------------------------------------------------

1. All trucks over one ton including fire trucks, tractors units and box trucks.

2.   All trailers of any VAX

3.   All heavy equipment

4.   Ambulance

5. Any vehicle that has been significantly modified or customized that does, not conform to normal characteristics.